UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026 (March 30, 2026)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3014 West Palmira Ave., Suite 302

Tampa, FL 33629 (813) 864-2562

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On February 24, 2026, Inhibitor Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “February 24th Form 8-K”) with the Securities and Exchange Commission (the “Commission”) reporting that it had entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Investor”), for certain financing (the “Financing”), pursuant to which the Company agreed to sell to the Investor 12,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”) and to issue to the Investor a Common Stock Purchase Warrant to purchase up to 7,000,000 shares of Common Stock (the “Warrant”), in consideration for the Investor’s investment of $3,000,000 therefor ($0.25 per share of Common Stock and accompanying Warrant). Descriptions of the SPA and the Warrant are included in the February 24th Form 8-K, and each are filed as exhibits thereto.

On March 30, 2026, the Company initiated litigation against the Investor, as a result of the Investor’s failure to complete the Financing and perform its obligations under the SPA including, without limitation, funding the $3,000,000 investment in the Company provided therein, after several attempts by the Company to secure the funds from the Investor without litigation. More detailed information relating to this litigation will be provided by the Company, when it is available, in a subsequent Current Report on Form 8-K to be filed with the Commission.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2026	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Francis E. O’Donnell
	Name:	Francis E. O’Donnell
	Title:	Executive Chairman and CEO